Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Timothy D. Sullivan, President and Chief Executive Officer and Edward J. Lipkus, Vice President and Chief Financial Officer of Sunnyside Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2014 and that to the best of their knowledge:
(1)
the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)
the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 25, 2015 Date	/s/ Timothy D. Sullivan
Timothy D. Sullivan President and Chief Executive Officer
March 25, 2015 Date	/s/ Edward J. Lipkus
Edward J. Lipkus Vice President and Chief Financial Officer